Exhibit 99.1
Polypore to Acquire Korean Company to Expand Lithium-Ion Separator Business
CHARLOTTE, NC — May 15, 2008 — Polypore International, Inc. (NYSE: PPO) today announced that through its wholly owned subsidiary, Celgard, LLC (Celgard), the company has signed a definitive purchase agreement with the shareholders of Yurie-Wide Corporation, a South Korean company (“Yurie-Wide”), to purchase 100% of the outstanding capital stock of Yurie-Wide. The purchase price, including acquisition-related costs, will be approximately $23 million in cash. The company expects to complete the acquisition in May 2008. The acquisition will be funded with a combination of cash and borrowings under Polypore’s existing revolving credit facility.
Polypore, through its Celgard business, is the world’s leading manufacturer of mono-layer polypropylene and multi-layer polypropylene/polyethylene separators used in rechargeable lithium-ion batteries for personal electronic devices such as notebook computers, mobile telephones and digital cameras and other high performance applications such as power tools and emerging applications such as hybrid-electric vehicles (HEVs) and electric vehicles (EVs).
Yurie-Wide has developed technology for the manufacture of polyethylene separators for lithium-ion batteries. The acquisition of Yurie-Wide will bring this membrane process technology to Polypore’s expanding lithium-ion product portfolio — already the broadest in the industry — as well as a manufacturing base in Asia. This acquisition will strengthen the company’s ability to continue supplying the major Asian battery manufacturers, enhance its ability to service its worldwide customer base and provide opportunities to serve new customers. Polypore expects the acquisition to be accretive beginning in late 2009.
2008 Guidance
Polypore is revising its guidance for fiscal 2008 to reflect solid performance in its current business, the aforementioned Yurie-Wide acquisition, and its anticipated primary share offering. For the year ending January 3, 2009, Polypore now expects to achieve net sales of $595 million to $615 million, Adjusted EBITDA of $172 million to $179 million, and earnings per diluted share in the range of $0.85 to $0.94. These estimates include the effects of the following items: improved business performance relative to initial guidance for the full year; approximately $2 million of additional research and development expenses, or approximately $0.05 per fully diluted share, associated with the planned acquisition of Yurie-Wide process technology; and the completion of an expected follow-on offering of 7.5 million shares in the second quarter, which will increase the full-year weighted average fully diluted share count to approximately 42.8 million shares (fully diluted share count post offering will be approximately 44.4 million shares), diluting 2008 EPS by a net amount of $0.03 per fully diluted share after giving effect to reduced interest expense. Total anticipated capital expenditures are approximately $52 million, unchanged from previous guidance.

About Polypore International, Inc.
Polypore International, Inc. is a global high technology filtration company specializing in microporous membranes. Polypore’s flat sheet and hollow fiber membranes are used in specialized applications that require the removal or separation of various materials from liquids, primarily in the ultrafiltration and microfiltration markets. Based in Charlotte, NC, Polypore International, Inc. is a market leader with manufacturing facilities or sales offices in ten countries serving six continents. See www.polypore.net.
About Celgard, LLC
Celgard, LLC — part of Polypore’s Energy Storage business segment — is a global leader in the development and production of specialty microporous membranes, including separators used in rechargeable lithium-ion batteries for personal electronic devices such as notebook computers, mobile telephones, digital cameras, and other high performance applications such as power tools, hybrid-electric vehicles (HEVs) and fuel cells.
A key component in lithium-ion batteries, the separator is an ultra-thin microporous plastic membrane that separates the battery’s positive and negative electrodes and facilitates ion flow.
See www.celgard.com.
Investor Contact: Polypore Investor Relations — 704-587-8886 or investorrelations@polypore.net.
Non-GAAP Supplemental Information
Adjusted EBITDA is a non-GAAP financial measure presented as a supplemental disclosure to net income, which is the most directly comparable GAAP measure. Adjusted EBITDA is defined in Polypore’s credit agreement and represents earnings before interest, taxes, depreciation and amortization and certain non-operating items, business restructuring costs and other non-cash or non-recurring charges. Because certain items included in net income are difficult to forecast reliably, Polypore is unable to provide a quantitative reconciliation of Adjusted EBITDA to net income. The unavailable reconciling items could significantly impact Polypore’s future financial results.
Polypore presents this non-GAAP financial measure because it believes that it is a useful indicator of its operating performance. Adjusted EBITDA is a measure used in our credit agreement to determine the availability of borrowings under our revolving credit facility. Polypore’s management also uses Adjusted EBITDA to review and assess its operating performance in connection with employee incentive programs and the preparation of its annual budget and financial projections. Polypore believes that this non-GAAP financial measure also facilitates the comparison of results for current periods and guidance for future periods with results for past periods.
Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income, operating income, cash flows from operating activities or other measures of performance determined in accordance with GAAP. In addition, Polypore’s calculation of this non-GAAP financial measure may not be comparable to the calculation of similarly titled measures reported by other companies.

Forward-Looking Statement
This release contains statements that are forward-looking in nature. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include the following: the highly competitive nature of the markets in which we sell our products; the failure to continue to develop innovative products; the loss of our customers; the vertical integration by our customers of the production of our products into their own manufacturing process; increases in prices for raw materials or the loss of key supplier contracts; our substantial indebtedness; interest rate risk related to our variable rate indebtedness; our inability to generate cash; restrictions related to the senior secured credit facilities; employee slowdowns, strikes or similar actions; product liability claims exposure; risks in connection with our operations outside the United States; the incurrence of substantial costs to comply with, or as a result of violations of, or liabilities under, environmental laws; the failure to protect our intellectual property; the failure to replace lost senior management; the added litigation and regulatory risks, integration risks, incurrence of additional debt, contingent liabilities and expenses in connection with acquisitions; the failure to effectively integrate newly acquired operations; the absence of expected returns from the amount of intangible assets we have recorded; natural disasters, epidemics, terrorist acts and other events beyond our control; and provisions in our corporate documents and Delaware law that could delay or prevent a transaction involving a change of control of our company that our stockholders consider favorable. Additional information concerning these and other important factors can be found in Item 1A. “Risk Factors” of our most recent Annual Report on Form 10-K and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Polypore expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Polypore’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.
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